UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2009 (September 23, 2009)

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussee de Wavre, 1789 1160 Brussels, Belgium One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

See the information set forth in Item 2.03 of this Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

On September 23, 2009, WABCO Holdings Inc. (the “Company”) established an accounts receivable financing facility (the “Facility”) with Société Générale Bank Nederland N.V. (the “Bank” ). The Facility represents the replacement of a general funding program that had been cancelled on January 12, 2009 by ABN AMRO N.V. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. due to an event outside of the Company’s control. The completion of this Facility is not an indication that the Company has received any new information relating to the outcome of the pending EU competition proceeding that the Company has previously disclosed. Certain of the Company’s French, German and Italian subsidiaries (the “participating sellers”) will participate as sellers in the program. The maximum funding from receivables that may be sold into the Facility will be €100 million; however, there can be no assurance that the participating sellers will generate sufficient receivables to access the maximum availability under the Facility. The term of the Facility is initially for one year, with the possibility of annual extensions of up to four additional years, assuming the Company and the participating sellers are in compliance with the specified Facility covenants.

Under the Facility, the participating sellers will sell, irrevocably and without recourse, all relevant accounts receivable to the Bank or, in the case of the French participating seller, an entity designated by the Bank. The Receivables Purchase and Servicing Agreements contain representations and warranties, and affirmative and negative covenants, and events of default that are customary in financings of this type. In addition, the participating sellers will have ongoing servicing obligations (including receivables collection and administration) under the Facility, and each participating seller will be required to maintain insurance coverage for the Facility. The Company has also entered into a guarantee agreement whereby it undertakes to guarantee the servicing obligations and covenants of each participating seller. The summary of the material terms of the Facility is qualified in its entirety by reference to the Receivables Purchase and Servicing Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, the Master Definitions Agreement, attached hereto as Exhibit 10.4 and the Guarantee and Subordination Agreement, attached hereto as Exhibit 10.5.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report:

Exhibit No.	Description of Document
10.1	German Receivables Purchase and Servicing Agreement dated September 23, 2009, among WABCO Fahrzeugsysteme GmbH, as German Seller and German Servicer, WABCO Financial Services SPRL, as Seller’s Agent, and Société Générale Bank Nederland N.V., as Purchaser

10.2	Italian Receivables Purchase and Servicing Agreement dated September 23, 2009, among WABCO Automotive Italia SRL, as Italian Seller and Italian Servicer, WABCO Financial Services SPRL, as Seller’s Agent, and Société Générale Bank Nederland N.V., as Purchaser

10.3	French Receivables Purchase and Servicing Agreement dated September 23, 2009, among WABCO Financial Services SPRL, as Seller’s Agent, WABCO France S.A.S., as French Seller, Paris Titrisation, as Management Company, and Société Générale, as Custodian

10.4	Master Definitions Agreement dated September 23, 2009, among Société Générale Bank Nederland N.V., as Senior Units Subscriber, the Bank or the Purchaser, as applicable, Paris Titrisation, as Management Company acting for the account of FCT Val Duchesse – Titrisation, Société Générale, as the Administrative Agent or Custodian, as applicable, Antalis S.A., WABCO France S.A.S., as French Seller, WABCO Fahrzeugsysteme GmbH, as German Seller, WABCO Automotive Italia SRL, as Italian Seller, WABCO Financial Services SPRL, as Depositor and the Seller’s Agent, and WABCO Europe SPRL, as Insurance Servicer

10.5	Guarantee and Subordination Agreement dated September 23, 2009, among WABCO Holdings Inc., as Guarantor, Paris Titrisation, as Management Company, Société Générale, as Custodian and Société Générale Bank Nederland N.V., as Purchaser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2009	WABCO HOLDINGS INC.

	By:	/s/ Alfred Farha
	Name:	Alfred Farha
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	German Receivables Purchase and Servicing Agreement dated September 23, 2009, among WABCO Fahrzeugsysteme GmbH, as German Seller and German Servicer, WABCO Financial Services SPRL, as Seller’s Agent, and Société Générale Bank Nederland N.V., as Purchaser

10.2	Italian Receivables Purchase and Servicing Agreement dated September 23, 2009, among WABCO Automotive Italia SRL, as Italian Seller and Italian Servicer, WABCO Financial Services SPRL, as Seller’s Agent, and Société Générale Bank Nederland N.V., as Purchaser

10.3	French Receivables Purchase and Servicing Agreement dated September 23, 2009, among WABCO Financial Services SPRL, as Seller’s Agent, WABCO France S.A.S., as French Seller, Paris Titrisation, as Management Company, and Société Générale, as Custodian

10.4	Master Definitions Agreement dated September 23, 2009, among Société Générale Bank Nederland N.V., as Senior Units Subscriber, the Bank or the Purchaser, as applicable, Paris Titrisation, as Management Company acting for the account of FCT Val Duchesse – Titrisation, Société Générale, as the Administrative Agent or Custodian, as applicable, Antalis S.A., WABCO France S.A.S., as French Seller, WABCO Fahrzeugsysteme GmbH, as German Seller, WABCO Automotive Italia SRL, as Italian Seller, WABCO Financial Services SPRL, as Depositor and the Seller’s Agent, and WABCO Europe SPRL, as Insurance Servicer

10.5	Guarantee and Subordination Agreement dated September 23, 2009, among WABCO Holdings Inc., as Guarantor, Paris Titrisation, as Management Company, Société Générale, as Custodian and Société Générale Bank Nederland N.V., as Purchaser